UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 19, 2011

INTERMOUNTAIN COMMUNITY BANCORP

(Exact name of registrant as specified in its charter)

Idaho
(State or other jurisdiction of incorporation)

000-50667	82-0499463
(Commission File Number)	IRS Employer Identification No.

414 Church Street
Sandpoint, Idaho 83864
(Address of principal executive offices) (zip code)

Registrant’s telephone number, including area code: (208) 263-0505

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act of (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act of (17 CFR 240.13e-4(c))

Item 1.02.	Termination of a Material Definitive Agreement.

On September 19, 2011, two investors separately notified Intermountain Community Bancorp (the “Company”) that each was terminating, effective immediately, its respective Securities Purchase Agreement (as defined below). As disclosed in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 7, 2011, on April 6, 2011 the Company entered into securities purchase agreements (each, a “Securities Purchase Agreement” and collectively, the “Securities Purchase Agreements”) with Castle Creek Capital Fund IV (“Castle Creek”), affiliates of Stadium Capital Management, LLC, and 14 other investors (each an “Investor,” and collectively, the “Investors”), pursuant to which the Investors agreed to invest in private placements an aggregate of $70 million in the Company for 70 million newly issued shares of the Company’s common stock (the “Common Stock”) at a purchase price of $1.00 per share and, with respect to Castle Creek, a three-year warrant to purchase an additional 1,000,000 shares of Common Stock at $1.25 per share. Under the Securities Purchase Agreements, each terminating Investor had agreed to purchase shares of Common Stock that would have represented approximately nine percent of the outstanding shares of Common Stock after giving effect to the private placements. However, the two nine-percent Investors elected to terminate their respective Securities Purchase Agreements pursuant to the provision allowing such termination if the transactions were not complete on or prior to August 31, 2011.

As reported in the Company’s Form 8-K filed April 7, 2011, the closing of the transactions was subject to certain customary conditions including required bank regulatory approvals and confirmations for the transactions. The Company and each appropriate Investor filed all necessary notices and filings with applicable bank regulators; however, all required approvals were not obtained by August 31, 2011. It is a condition to each remaining Investor’s obligation to close the transactions that the full $70 million in capital be raised. As a result, the transactions must be re-structured in order for this closing condition to be satisfied with respect to the other Investors.

The Company is working with its placement agent, Sandler O’Neill + Partners, L.P., and its other advisors to complete the transactions as quickly as possible.

Item 7.01.	Regulation FD Disclosure.

The matters reported under Item 1.02 above are incorporated herein by reference.

Additional Information

This document does not constitute an offer to sell or a solicitation of an offer to buy any securities, nor shall there be any sale of securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

This document (including the exhibits filed herewith) may contain statements regarding future events, performance or results that are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 (“PSLRA”) and are made pursuant to the safe harbors of the PSLRA. Actual results could differ materially from those expressed or implied by the forward-looking statements. Readers are cautioned not to unduly rely on forward-looking statements, which reflect only the Company’s current expectations regarding future events and are not guarantees. Forward-looking statements speak only as of the date they are made, and the Company does not undertake any obligation to update them to reflect changes that occur after that date, whether as a result of new information, future events or otherwise. A number of factors could cause results to differ significantly from the Company’s expectations, including any inability to re-structure and successfully close the Company’s capital raise, and the other factors identified in our Annual Report on Form 10-K for the year ended December 31, 2010, including under the headings “Forward Looking Statements” and “Risk Factors,” or subsequent Quarterly Reports on Form 10-Q for the quarters ended March 31, 2011 and June 30, 2011.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 22, 2011

INTERMOUNTAIN COMMUNITY BANCORP

By:	/s/ Curt Hecker
Curt Hecker President and Chief Executive Officer